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                                                                      EXHIBIT 21


                                CABOT CORPORATION

                            Significant Subsidiaries

                            As of September 30, 1999



NAME                                         JURISDICTION
Cabot Carbon Limited                         England
Cabot G.B. Limited                           England
Cabot B.V.                                   The Netherlands
Cabot International Capital Corporation      Delaware